CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 of ION Networks, Inc. ("ION") of our report dated June 8, 2000, relating to the consolidated financial statements which appears in ION's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


New York, New York
January 16, 2001